Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in this Pre-Effective Amendment to Registration Statement on Form S-1 of our report dated April 27, 2026, relating to the financial statement of VanEck BNB ETF, as of April 22, 2026, and to the references to our firm under the heading “Experts” in such Registration Statement.
/s/ Cohen & Company
Cohen & Company, Ltd.
Towson, Maryland
April 27, 2026

COHEN & COMPANY, LTD.
Registered with the Public Company Accounting Oversight Board

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